Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Ankam, Inc. (the “Company”) on Form 10-Q for the quarter ended  Februery 29, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Bakur Kalichava, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Ankam, Inc.

Date: April 15, 2024	By:	/s/ Bakur Kalichava
Name: Bakur Kalichava Title: President, Secretary, Treasurer, Director, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)